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                                                                     Exhibit 8.2









                                   February 28, 2001






                                                                  (212) 701-3000


Shire Pharmaceuticals Group plc
East Anton
Andover
Hampshire SP10 5RG
England

Ladies and Gentlemen:

            With reference to the Registration Statement on Form S-4 (the "Registration Statement") filed by Shire Pharmaceuticals Group plc, a public limited company incorporated under the laws of England and Wales ("Shire"), with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of its Ordinary Shares, par value (pound)0.05 per share, represented by American Depositary Shares ("Shire ADSs"), to be issued in connection with the exchange of exchangeable shares of Shire Acquisition Inc., a corporation incorporated under the laws of Canada and a wholly owned subsidiary of Shire, for Shire Ordinary Shares or Shire ADSs, we hereby confirm that the discussion set forth under the captions "Tax Considerations Regarding Exchangeable Shares, Ordinary Shares and ADSs" in the Registration Statement, insofar as it relates to U.S. law, describes the material U.S. federal income tax consequences relevant to the holders of exchangeable shares upon exchange for Shire ADSs or Ordinary Shares.



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                                     -2-


            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus included therein. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of such Registration Statement or Prospectus and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the SEC thereunder.


                                                Very truly yours,


                                                /s/ Cahill Gordon & Reindel